Exhibit 99.3

THUNDER ENERGIES CORPORATION

UNAUDITED PROFORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

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THUNDER ENERGIES CORPORATION

UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2019 AND

AS OF AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020

The following unaudited proforma condensed combined financial statements give effect to the August 14, 2020 Asset Purchase Agreement whereby Thunder Energies Corporation (the "Company") acquired substantially all of the operating assets of Nature Consulting LLC, a Florida limited liability company ("Nature") (the "Acquisition"). Nature is the premier source of turnkey CBD and Hemp extract solutions, providing high quality products, comprehensive services and a process that clients trust. The Company was founded in February 2019. On August 14, 2020 (the “Closing Date”), TNRG and the member of Nature entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”), which closed on the same date.  Pursuant to the terms of the Interest Purchase Agreement, the members of Nature sold all of their membership interests in Nature to TNRG in exchange for sixty million (60,000,000) shares of TNRG’s Common Stock. As a result of this transaction, Nature became a wholly-owned subsidiary of TNRG.

The unaudited proforma condensed combined balance sheet as of June 30, 2020, together with the unaudited condensed combined statements of operations for the year ended December 31, 2019 and for the three and six months ended June 30, 2020 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The proforma condensed combined financial statements presented herein are unaudited and have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and Nature been a combined company during the specified periods.  The unaudited proforma condensed combined financial statements, including the notes and assumptions thereto, are qualified in their entirety by reference, and should be read in conjunction with:

•	The accompanying notes and assumptions to the unaudited proforma condensed combined financial statements.

•	the audited consolidated financial statements of the Company for the year ended December 31, 2019 and the related notes thereto, included in its Annual Report on Form 10-K and the unaudited consolidated financial statements of the Company for the three and six months ended June 30, 2020 and the related notes thereto, included in its Quarterly Report on Form 10-Q both as filed with the Securities and Exchange Commission.

•	The audited financial statements of Nature for the year ended December 31, 2019 as filed herewith as Exhibit 99.1 to this Form 8-K.

•	The unaudited financial statements of Nature for the three months ended June 30, 2020 and six months ended June 30, 2020 and for the period January 19, 2019 (date of formation) to June 30, 2019 as filed herewith as Exhibit 99.2 to this Form 8-K.

The purchase price allocation for Nature takes into account the information management believes is reasonable.

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THUNDER ENERGIES CORPORATION

PROFORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2020

(Unaudited)

	Thunder			Excluded
	Energies	Nature		Assets and	Adjustment	Pro Forma	Pro Forma
	Corporation	Consulting	Combined	Liabilities	Letter	Adjustments	Combined
	(Historical)	(Historical)		(A)
ASSETS
Current assets:
Cash	$1,655	$31,968	$33,623	$(1,655)			$31,968
Accounts receivable, net of allowance of $0 and $0 at June 30, 2020 for Thunder Energies and Nature Consulting, respectively	–	166,022	166,022	–			166,022
Inventories, net	–	68,464	68,464	–			68,464
Prepaid expenses	56,500	11,979	68,479	–			68,479
Total current assets	58,155	278,433	336,588	(1,655)			334,933

Property and equipment, net	–	31,746	31,746	–			31,746
Intangible assets, net	–	16,040	16,040	–			16,040
Operating lease right-of-use assets, net	–	238,429	238,429	–			238,429
Total assets	$58,155	$564,648	$622,803	$(1,655)			$621,148

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,550	$22,024	$23,574	$–			$23,574
Accrued interest	23,204	29,877	53,081	–			53,081
Due to related party	–	595,243	595,243	–			595,243
Advance from members	–	70,000	70,000	–			70,000
Customer advance payments	–	88,543	88,543	–			88,543
Short term notes payable	–	201,065	201,065	–			201,065
Short term notes payable - related party	–	37,000	37,000	–			37,000
Current portion of convertible notes payable, less unamortized debt discount	107,458	–	107,458	–			107,458
Derivative liabilities	216,443	–	216,443	–			216,443
Current portion of operating lease liabilities	–	114,291	114,291	–			114,291
Other current liabilities	–	66,223	66,223	–			66,223
Total current liabilities	348,655	1,187,266	1,535,921	–			1,535,921
Long-term liabilities:
Operating lease liabilities, less current portion	–	129,157	129,157				129,157
Convertible notes, less unamortized debt discount	37,778	–	37,778	–			37,778
Total long-term liabilities	37,778	129,157	166,935	–			166,935
Total liabilities	386,433	1,316,423	1,702,856	–			1,702,856

Commitments and contingencies

Stockholders' deficit
Preferred stock - Series A	50,000	–	50,000	–			50,000
Preferred stock - Series B	5	–	5	–			5
Preferred stock - Series C	10	–	10	–			10
Common stock	12,645	–	12,645	–	B	60,000	72,645
Additional paid in capital	5,383,426	–	5,383,426	(1,655)	B	(1,537,691)	3,844,080
Accumulated deficit	(5,774,364)	–	(5,774,364)	–	B	725,916	(5,048,448)
Total stockholders' deficit	(328,278)	–	(328,278)	(1,655)			(1,081,708)

Members' deficit
Members' capital	–	(1,477,691)	(1,477,691)	–	B	1,477,691	–
Accumulated earnings (deficit)	–	725,916	725,916	–	B	(725,916)	–
Total members' deficit	–	(751,775)	(751,775)	–			–
Total liabilities and stockholders' deficit	$58,155	$564,648	$622,803	$(1,655)			$621,148

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THUNDER ENERGIES CORPORATION

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

(Unaudited)

	Thunder Energies Corporation	Nature Consulting	Combined	Adjustment Letter	Pro Forma Adjustments	Pro Forma Combined
	(Historical)	(Historical)
Revenues	$–	$5,291,850	$5,291,850		–	$5,291,850

Cost of Sales	–	3,359,480	3,359,480		–	3,359,480

Gross Profit	–	1,932,370	1,932,370		–	1,932,370

Operating expenses:
Marketing expenses	–	173,645	173,645		–	173,645
Research and development	2,741	–	2,741	A	(2,741)	–
General and administrative	109,765	908,020	1,017,785	A	(109,765)	908,020
Total operating expenses	112,506	1,081,665	1,194,171		(112,506)	1,081,665
(Loss) income from operations	(112,506)	850,705	738,199		112,506	850,705

Other (income) expense:
Accretion of debt discount	106,522	–	106,522	A	(106,522)	–
Change in fair value of derivative liabilities	(9,044)	–	(9,044)	A	9,044	–
Extinguishment of derivative liability related to debt conversion	(25,686)	–	(25,686)	A	25,686	–
Loss on extinguishment of change of control	337,348		337,348	A	(337,348)	–
Other income	–	(7,000)	(7,000)			(7,000)
Other expense	–	4,500	4,500		–	4,500
Interest expense	81,605	29,977	111,582	A	(81,605)	29,977
Total other expense	490,745	27,477	518,222		(490,745)	27,477

(Loss) income before income taxes	(603,251)	823,228	219,977		603,251	823,228
Income taxes	–	–	–		–	–

Net (loss) income	$(603,251)	$823,228	$219,977		$603,251	$823,228

Net loss per share, basic and diluted	$(0.05)	N/A	$0.02		$–	$0.01

Weighted average number of shares outstanding
Basic and diluted	11,602,292	N/A	11,602,292	C	60,000,000	71,602,292

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THUNDER ENERGIES CORPORATION

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2020

(Unaudited)

	Thunder Energies Corporation	Nature Consulting	Combined	Adjustment Letter	Pro Forma Adjustments	Pro Forma Combined
	(Historical)	(Historical)
Revenues	$–	$4,320,493	$4,320,493		–	$4,320,493

Cost of Sales	–	3,009,514	3,009,514		–	3,009,514

Gross Profit	–	1,310,979	1,310,979		–	1,310,979

Operating expenses:
Marketing expenses	–	54,902	54,902		–	54,902
General and administrative	60,309	599,090	659,399	A	(60,309)	599,090
Total operating expenses	60,309	653,992	714,301		(60,309)	653,992
(Loss) income from operations	(60,309)	656,987	596,678		60,309	656,987

Other (income) expense:
Accretion of debt discount	55,018	–	55,018	A	(55,018)	–
Change in fair value of derivative liabilities	(2,416)	–	(2,416)	A	2,416	–
Other income	–	(7,000)	(7,000)		–	(7,000)
Interest expense	12,835	20,290	33,125	A	(12,835)	20,290
Total other expense	65,437	13,290	78,727		(65,437)	13,290

(Loss) income before income taxes	(125,746)	643,697	517,951		125,746	643,697
Income taxes	–	–	–		–	–

Net (loss) income	$(125,746)	$643,697	$517,951		$125,746	$643,697

Net loss per share, basic and diluted	$(0.01)	N/A	$0.04		$–	$0.01

Weighted average number of shares outstanding
Basic and diluted	11,768,332	N/A	11,768,332	C	60,000,000	71,768,332

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THUNDER ENERGIES CORPORATION

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(Unaudited)

	Thunder Energies Corporation	Nature Consulting	Combined	Adjustment Letter	Pro Forma Adjustments	Pro Forma Combined
	(Historical)	(Historical)

Revenues	$–	$2,204,316	$2,204,316		–	$2,204,316

Cost of Sales	–	1,729,020	1,729,020		–	1,729,020

Gross Profit	–	475,296	475,296		–	475,296

Operating expenses:
Marketing expenses	–	293,601	293,601		–	293,601
Research and development	43,620	–	43,620	A	(43,620)	–
Stock in exchange for services	910,055	–	910,055	A	(910,055)	–
General and administrative	363,149	279,007	642,156	A	(363,149)	279,007
Total operating expenses	1,316,824	572,608	1,889,432		(1,316,824)	572,608
Loss from operations	(1,316,824)	(97,312)	(1,414,136)		1,316,824	(97,312)

Other expense (income):
Change in derivative	(2,879)	–	(2,879)	A	2,879	–
Interest expense related to derivative liability	50,983	–	50,983	A	(50,983)	–
Interest expense	24,247	–	24,247	A	(24,247)	–
Total other expense	72,351	–	72,351		(72,351)	–

Loss before income taxes	(1,389,175)	(97,312)	(1,486,487)		1,389,175	(97,312)
Income taxes	–	–	–		–	–

Net loss	$(1,389,175)	$(97,312)	$(1,486,487)		$1,389,175	$(97,312)

Net loss per share, basic and diluted	$(0.44)	N/A	$(0.47)		$–	$(0.00)

Weighted average number of shares outstanding
Basic and diluted	3,180,338	N/A	3,180,338	C	60,000,000	63,180,338

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THUNDER ENERGIES CORPORATION

NOTES AND ASSUMPTIONS TO THE UNAUDITED PROFORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – ACQUISITION OF ASSETS OF NATURE

On August 14, 2020 (the “Closing Date”), TNRG and the members of Nature entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”), which closed on the same date. Pursuant to the terms of the Interest Purchase Agreement, the members of Nature sold all of their membership interests in Nature to TNRG in exchange for sixty million (60,000,000) shares of TNRG’s Common Stock.  As a result of this transaction, Nature became a wholly-owned subsidiary of TNRG.

The Interest Purchase Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The membership Interest Purchase Agreement will be treated as an asset acquisition by the Company for financial accounting purposes. TNRG will be considered the acquirer for accounting purposes, and the historical financial statements of Nature, before the membership exchange will replace the historical financial statements of TNRG before the membership exchange and in all future filings with the SEC.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited proforma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Nature were not deemed to be materially different to those adopted by the Company.

NOTE 3 – PROFORMA ADJUSTMENTS

The unaudited proforma condensed combined financial statements are based upon the historical financial statements of the Company and Nature and certain adjustments which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the proforma adjustments. As discussed above in Note 1, the fair value amounts assigned to the identifiable assets acquired and liabilities assumed are considered preliminary at this time. However, the Company believes that the preliminary determination of fair value of acquired assets and assumed liabilities and other related assumptions utilized in preparing the unaudited proforma condensed combined financial statements provide a reasonable basis for presenting the proforma effects of the Acquisition.

The adjustments made in preparing the unaudited proforma condensed combined financial statements are as follows:

A.	The Acquisition specified that the Company received substantially all of the operating assets and liabilities of Nature.

B.	To eliminate the members’ capital of Nature and issue 60,000,000 of the Registrant’s common shares pursuant to the Acquisition.

C.	Proforma basic and diluted loss per common share information presented in the accompanying proforma condensed combined statements of operations for the three and six months ended June 30, 2020 is based on the weighted average number of common shares which would have been outstanding during the periods had the Acquisition occurred on the first day of the period presented.

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Summary of Pro Forma Adjustment shares:

	Six Months Ended June 30, 2020	Three Months Ended June 30, 2020	For the Year Ended December 31, 2019
Shares issued due to acquisition	60,000,000	60,000,000	60,000,000
Add: Thunder Energies shares outstanding	11,602,292	11,768,332	3,180,338
Pro Forma Adjustment of shares outstanding due to acquisition	71,602,292	71,768,332	63,180,338

The unaudited proforma condensed combined financial statements do not include any adjustment of non-recurring costs incurred or to be incurred after August 14, 2020 by both the Company and Nature to consummate the Acquisition, except as noted above.

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